CRIIMI
MAE
ANNUAL STATEMENT AS TO COMPLIANCE
OFFICER'S CERTIFICATE
First Union Commercial Mortgage Trust II - Commercial
Mortgage Pass-Through Certificates Series 1997-C2, the
Trust

LaSalle Bank National Association

As an authorized officer of CRIIMI MAE Services Limited Partnership, the Special
Servicer to the Trust under a Pooling and Servicing Agreement dated as of November 1,
1997, (the `Agreement'), and pursuant to the requirements of the Agreement, I hereby certify that:
A review of the performance of CRIIMI MAE Services Limited Partnership as
Special Servicer to the Trust for the period January 1 through December 31, 2004 was conducted under my supervision; and,

To the best of my knowledge, based upon such review, CRIIMI MAE Services
Limited Partnership, as Special Servicer to the Trust has fulfilled all of its obligations under the Agreement in all material respects throughout such period and there has been no default in the fulfillment of any such obligation.

CRIIMI MAE Services Limited Partnership
as Special Servicer to the Trust
By: CMSLP Management Company, Inc.
Its general partner

By: /s/ Amelia T. Hoffman
By: Amelia T. Hoffman
its Vice President

Dated: 3/29/2005